SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2 )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INNOVATIVE COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Innovative Companies, Inc.

6950 Bryan Dairy Road

Largo, Florida 33777

                     , 2004

Dear Stockholder,

You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the “Meeting”) of Innovative Companies, Inc. (the “Company”). The Meeting will be held                     , 2004 at 11:00 a.m., Eastern Standard Time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777 .

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, the amendment of the Company’s Certificate of Incorporation to change the name of the Company to Geo Pharma, Inc., the amendment to both of the Company’s 1999 Stock Option Plans to increase the number of Common Stock Options covered by the Plan and to ratify the selection of our independent auditors and to approve the potential issuance of shares of common stock to Laurus Master Fund Ltd., Midsummer Capital Ltd. and Omicron Master Trust. We also will report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to the Company will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

/s/ Mihir K. Taneja
Mihir K. Taneja Chief Executive Officer

Innovative Companies, Inc.

6950 Bryan Dairy Road

Largo, Florida 33777

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

—————, 2004

Notice is hereby given that the 2003 Annual Meeting of stockholders of Innovative Companies, Inc., a Florida corporation (the “Company”), will be held —————., Eastern Standard Time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777 for the following purposes:

1.	To elect seven members to the Board of Directors to serve until the Annual Meeting in 2004 and until their successors are elected and qualified or until their earlier resignation, removal from office or inability to serve;

2.	To approve an amendment to the Company’s 1999 Employee Stock Option Plan to increase by 500,000, to 1,500,000 total, the number of shares of Common Stock covered by that Plan;

3.	To approve an amendment to the Company’s 1999 Non-Employee Stock Option Plan to increase by 500,000, to 1,000,000 total, the number of shares of Common Stock covered by that Plan;

4.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to GeoPharma, Inc.; and

5.	To consider and act upon a proposal to ratify the Board of Directors’ selection of Brimmer, Burek & Keelan as the Company’s independent auditors for the fiscal year ended March 31, 2003; and

6.	To approve the potential issuance, in accordance with Rule 4350(i) of the National Association of Securities Dealers, Inc. (the “NASD”), to Laurus Master Fund, Ltd. of shares of common stock of the Company issuable upon:

•	conversion of a $5,000,000 6% Secured Convertible Term Note;

•	conversion of $5,000,000 of Series A Convertible Preferred Stock of its subsidiary; and

•	exercise of common stock purchase warrants.

7.	To approve the potential issuance, in accordance with Rule 4350(i) of the NASD, to Midsummer Capital, Ltd. and Omicron Master Trust of shares of common stock of the Company issuable upon:

•	conversion of $5,000,000 of Series B Convertible Preferred Stock; and

•	exercise of common stock purchase warrants.

8.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. Stockholders of record at the close of business on —————, 2004 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you so desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

By Order of the Board of Directors,

/s/ Dr. Kotha S. Sekharam

Dr. Kotha S. Sekharam President

Largo, Florida

                         , 2004

—————, 2004

INNOVATIVE COMPANIES, INC.

6950 Bryan Dairy Road

Largo, Florida 33777

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of Innovative Companies, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2003 Annual Meeting of Stockholders (the “Meeting”), which will be held at 11:00 a.m., Eastern Standard Time on —————, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

The Board of Directors has fixed the close of business on Friday, —————, 2004 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of the record date, —— shares of the Company’s $.01 par value Common Stock, were issued and outstanding. A majority of the outstanding shares of the Company entitled to vote shall constitute a quorum. For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting and broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about —————, 2004. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on —————, 2004, on all matters that come before the Meeting.

Determination of whether a matter specified has been approved will be determined as follows. Those persons will be elected directors who receive a plurality of the votes cast at the meeting, in person or by proxy and entitled to vote on the election. For each other matter except the amendment to the Company’s certificate of incorporation, the affirmative vote of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote on such matter is required for approval. For approval of the amendment to the Company’s certificate of incorporation, the affirmative vote of a majority of all shares of Common Stock outstanding as of the Record Date is required for approval. For the approval of the potential issuance to Laurus Master Fund, Ltd. of the shares of common stock underlying the 6% Secured Convertible Term Note, Series A Convertible Preferred Stock and common stock purchase warrants as described in Proposal No. 6, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. In accordance with Rule 4350(i) of the NASD, shares of common stock held by Laurus Master Fund, Ltd. will not be counted for purposes of determining whether approval of Proposal No. 6 has been obtained. For the approval of the potential issuance to Midsummer Capital Ltd. and Omicron Master Trust of the shares of common stock underlying the Series B Convertible Preferred Stock and common stock purchase warrants as described in Proposal No. 7, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. In accordance with Rule 4350(i) of the NASD, shares of common stock held by Midsummer Capital Ltd. and Omicron Master Trust will not be counted for purposes of determining whether approval of Proposal No. 7 has been obtained. Abstentions and broker “non-votes” for such proposal are not considered to have been voted on the proposal.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” Proposals 1, 2, 3, 4, 5, 6 and 7 (to elect the Board’s nominees to the Board of Directors, to approve the amendment to both the Company’s 1999 Stock Option Plans to increase the number of shares of Common Stock covered by the Plans, to approve the amendment to the Company’s Certificate of Incorporation, as amended, to effect the change of the Company’s name to GeoPharma, Inc., to ratify the selections of the Company’s independent auditors, to approve the potential issuance of shares of common stock to Laurus Master Fund Ltd. and to approve the potential issuance of shares of common stock to Midsummer Capital Ltd. and Omicron Master Trust). A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out of pocket expenses incurred by them in so doing.

INFORMATION ABOUT STOCK OWNERSHIP

The following table sets forth, as of March 31, 2003, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) all directors and officers of the Company as a group:

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)	APPROXIMATE PERCENT OF CLASS (%)
Common	Jugal K. Taneja	1,530,612	21.8%
Common	Mihir K. Taneja	307,420	4.4
Common	Kotha S. Sekharam, PhD	124,241	1.8
Common	Carol Dore-Falcone	16,500	—
Common	Joseph Zappala	1,822,500	25.9
Common	Bartholomew Lawson	250,000	3.6
Common	George Stuart, Jr.	—	—
Common	Carnegie Capital	529,579	7.5
Common	All officers and directors As a group	4,087,273	58.2
(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o Innovative Companies, Inc., 6950 Bryan Dairy Road, Largo, Florida 33777.

(2)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns.

(3)	The following factors have been taken into consideration in calculating the amount and nature of beneficial ownership in Innovative Companies:

•	Dr. Kotha Sekharam’s beneficially owned shares include approximately 15,770 shares beneficially owned by Madhavi Sekharam, Dr. Sekharam’s wife, as to which Dr. Sekharam exercises no investment or voting power and disclaims beneficial ownership.

•	Jugal K. Taneja’s beneficially owned shares include approximately 332,651 shares beneficially owned by his wife Manju Taneja. Mr. Taneja exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

•	Jugal K. Taneja’s beneficially owned shares also include 529,579 shares beneficially owned by Carnegie Capital, Ltd., 340,016 shares beneficially owned by Bryan Capital Limited Partnership and approximately 55,323 shares beneficially owned by First Delhi Trust. Mr. Taneja is the general partner of both Carnegie Capital, Ltd. and First Delhi Trust, and holds sole voting and investment power over these shares. Bryan Capital Limited Partnership is indirectly owned by Dynamic Health Products, Inc., an affiliate, and who Jugal K. Taneja is the Chairman and CEO.

•	Joseph Zappala’s beneficially owned shares include 485,000 shares beneficially owned by Mr. Zappala’s wife and minor children.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reasons of death or other cause is unable to serve in the capacity of director.

How often did the Board meet during fiscal 2003?

During 2003, the Board of Directors held 12 meetings. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served. The Board also approved certain actions by unanimous written consent.

What committees has the Board established?

The Board of Directors has standing Executive, Compensation, and Audit Committees. Information concerning the membership and function of each committee is as follows:

BOARD COMMITTEE MEMBERSHIP

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating(1) Committee
Dr. Barry Dash				*
Shan Shikarpuri	***			*
George L. Stuart, Jr.	*	***	*	*
Joseph Zappala		*	*

*	Member of Committee

**	Chairman of Committee

(1)	Formed in February 2004

Audit Committee. The Audit Committee is responsible for determining the adequacy of the Company’s internal accounting and financial controls, reviewing the results of the audit of the Company performed by the independent public accountants, and recommending the selection of independent public accountants.

The Audit Committee consisted of Messrs. Lawson and Stuart until Mssr. Lawson’s passing on July 31, 2003. Mssr. Lawson was replaced by Mssr. Shikarpuri during November 2003. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent accountants. The Audit Committee met two times during the fiscal year ended March 31, 2003.

The Audit Committee and the Board of Directors, have reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2003 with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with the independent accountants. The Audit Committee has discussed with Brimmer, Burek & Keelan (“BBK”), the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from BBK, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of BBK with that firm. The Audit Committee has considered the provision of services by BBK, covered in “Audit and Related Fees” below and has determined that such services are compatible with maintaining their independence from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

George Stuart, Jr.

Compensation Committee. The Compensation Committee, consisting of Messrs. Stuart and Zappala, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. Each of the members of the Compensation Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Compensation Committee met one time during the fiscal year ended March 31, 2003.

Nominating Committee. In February 2004, the Board of Directors established a Nominating Committee for purposes of nominating directors and for all other purposes outlined in the Nominating Committee Charter attached hereto as appendix A, including nominees submitted to the Board of Directors by shareholders. Shareholders who wish to propose qualified director candidates for consideration by the Nominating Committee may do so by sending the candidate’s name, biographical data and qualifications in writing to:

Nominating Committee Administrator

Innovative Companies, Inc.

6950 Bryan Dairy Road, Largo, Florida 33777

The Nominating Committee is composed of Mssrs. Stuart, Dash, and Shikarpuri. Each of the members of the Nominating Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

How are directors compensated?

All of the Company’s directors receive $1,000 per quarter for attending at least two meetings held in that quarter of the Board of Directors, plus reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. Additionally, all directors are eligible to receive stock options under the Company’s 1999 Stock Option Plan, and directors who are also employees of the Company, or a subsidiary of the Company, are eligible to receive Incentive Stock Options when and as approved by the Board of Directors. All directors will receive and retain the 25,000 stock options grant per fiscal year if they attend at least 60% of the meetings to be held in that fiscal year. Additionally, each member of a committee of the Board of Directors shall receive 5,000 additional stock options per fiscal year, each chairperson of a committee shall receive an additional 2,500 stock options per fiscal year and the Chairman of the Board shall receive 10,000 stock options per fiscal year. The options granted under this policy to directors are exercisable in accordance with a three-year vesting schedule from date of grant, provided that should any director resign prior to the end of the relevant term of office, the options granted at the beginning of that fiscal term shall be immediately canceled.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

Our executive officers and their ages and their respective positions as of March 31, 2003 were as follows:

NAME	AGE	POSITION
Jugal K. Taneja	59	Chairman of the Board and Director
Mihir K. Taneja	28	Chief Executive Officer, Secretary and Director
Dr. Kotha S. Sekharam, Ph.D	51	President and Director
Carol Dore-Falcone	38	Vice President and Chief Financial Officer

Summary compensation table for named executive officers

The following table provides information about the total compensation for services in all capacities to the Company or its subsidiary for the last three fiscal years of those persons who at March 31, 2003, were (i) the Chief Executive Officer of the Company and (ii) the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE
	Annual Compensation					Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award	Securities Underlying Options / SARs (#) (1)	LTIP Payouts ($)	All Other Compensation ($)

Mihir K. Taneja,	2003	158,917		—	—	100,000	—	—
Chief Executive Officer	2002	151,196	—	—	—	—	—	—

	2001	110,757	—	—	—	50,000	—	—

Kotha S. Sekharam,	2003	91,951	—	—	—	50,000	—	—
Ph.D.,
President	2002	91,805	—	—	—	—	—	—

	2001	90,984	—	—	—	50,000	—	—

Carol Dore-Falcone,	2003	118,149	—	—	—	50,000	—	—
Vice President and
Chief Financial Officer	2002	112,228	—	—	—	—	—	—

	2001	108,591	—	—	—	50,000	—	—

(1)	On December 1, 2000 and June 20, 2002 , each of the officers were granted common stock options by action of the Board of Directors. The options vest prorata over a three year period beginning December 1, 2001 and June 20, 2003, respectively. The exercise price of the options for the December 2000 grant was $2.00 with the exercise price of the options for the June 20, 2002 grant was $0.85 as based on the closing price of the Company’s stock on the NASDAQ SmallCap Market the business day prior to the date of the grant.

Options/SARs Grants During Last Fiscal Year

The following table provides information related to options granted to our named executive officers during the fiscal year ended March 31, 2003.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted in Fiscal 2003 (1)	Exercise Price Per Share	Expiration Date
Mihir Taneja	100,000	16.3%	$0.85	6/20/12
Dr. Kotha Sekharam	50,000	8.1%	$0.85	6/20/12
Carol Dore-Falcone	50,000	8.1%	$0.85	6/20/12

(1) The exercise price of the stock options was based on the fair market value of the stock on the day of the grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended March 31, 2003 by each of the named executive officers and the number of shares subject to both exercisable and unexercisable stock options as of March 31, 2003. The common stock price at March 31, 2003 was $0.81 per share.

Shares Acquired on Exercise	Value Realized	# of Securities Underlying Unexercised Options at FY-End Exercisable	Unexercisable	Value of Unexercised In-the- money Options at FY-End Exercisable	Unexercisable

None.

Employment Arrangements

The Company has entered into three-year employment agreements commencing June 2000 with Mihir K. Taneja, Chief Executive Officer, Kotha S. Sekharam, President, and Carol Dore-Falcone, Vice President and Chief Financial Officer, at annual salaries of $150,000, $90,000 and $110,000, plus benefits, respectively. Effective February 1, 2001, the Company entered into an annually renewable consulting agreement with the Chairman of the Board, Jugal K. Taneja, pursuant to which he is paid an annual fee of $100,000.

Officers and employees are permitted to participate in our benefits and employee benefit plans that may be in effect from time to time, to the extent eligible, and each employee is entitled to receive an annual bonus as determined in the sole discretion of our Board of Directors based on the Board’s evaluation of the officer’s or employee’s performance as well as the Company’s financial performance.

Certain Relationships And Related Transactions

The Company has entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. We believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties.

Revenues: For the nine months ended December 31, 2002 and 2003, manufacturing revenues of approximately $69,723 and $410,809 respectively, were recorded from sales by the Company to subsidiaries of Dynamic Health Products, an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a principal shareholder. For the nine months ended December 31, 2002 and 2003, manufacturing revenues of $3,176 and $41,393, respectively, were recorded from sales by the Company to DrugMax, Inc., an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a principal shareholder. For the nine months ended December 31, 2002 and 2003, manufacturing revenues of $102,965 and $716,653, respectively, were recorded from sales by the Company to VerticalHealth Inc., an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a shareholder.

For the nine months ended December 31, 2002 and 2003, distribution revenues of approximately $8,541 and $3,464 were recorded from sales by the Company to VerticalHealth Inc., an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a shareholder.

For the nine months ended December 31, 2002 and 2003, pharmacy benefit management revenues of approximately $2,301,087 and $4,038,070 respectively, were recorded from sales by the Company to CarePlus Health Plan, an affiliate of the Company’s board member Mr. Zappala. Our wholly-owned subsidiary, Go2PBMServices, Inc., derives 100% of its revenues from this contract Trade Accounts Receivable/ Trade Accounts Payable: Amounts due to affiliates and amounts due from affiliates represent balances owed by or amounts owed to the Company for sales occurring in the normal course of business. Amounts due to and amounts due from these affiliates are in the nature of trade payables or receivables and fluctuate based on sales volume and payments received.

As of March 31, and December 31, 2003, for the manufacturing segment, $18,297 and $221,732 was due from subsidiaries of Dynamic Health Products. $57,700 and $57,700, respectively, was due to DrugMax., $28,982 and $252,174 was due from VerticalHealth,Inc.

As of March 31, and December 31, 2003, for the pharmacy benefit management segment, $391,743 and $594,396 was due from CarePlus Health.

Preferred Stock Transactions: In September 1999, the Company issued 150,000 shares of redeemable series A preferred stock to Dynamic Health Products, Inc. in satisfaction of $1,500,000 of outstanding liabilities. The shares of preferred stock were subsequently transferred to JB Capital Corp., a company affiliated with our Chairman, Jugal K. Taneja. The redeemable series A preferred stock pays dividends at the rate of 10% per annum, which is cumulative from the date of issuance and payable quarterly which commenced March 31, 2001. For the three months ended December 31, 2002 and 2003, $26,848 and $13,500 of accrued preferred dividends were paid with the nine months ended December 31, 2002 and 2003, $93,961 and $65,640 of accrued preferred dividends were paid to JB Capital Corp. As of December 31, 2003, the holders of the preferred stock have redeemed 105,000 shares, or $1,050,000 with the balance of 45,000 preferred shares, or $450,000, representing the remaining preferred shares to be redeemed as included within current liabilities within “due to affiliates” based on the Company attaining certain positive net income as defined by the redeemable preferred stock agreement.

On February 3, 2004, the Company paid the holders of the redeemable Series A, 10%, preferred stock $466,000 which represented $450,000 in order to redeem the remaining 45,000 shares outstanding of the Series A preferred stock in addition to the $16,000 of dividends accrued and outstanding to date.

Revenues: For the fiscal years ended March 31, 2002 and 2003, manufacturing revenues of approximately $291,579 and $170,092, respectively, were recorded from sales by the Company to subsidiaries or joint ventures of Dynamic Health Products, an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a principal shareholder. For the fiscal years ended March 31, 2002 and 2003, revenues of $5,122, and $3,176, respectively, were recorded from sales by the Company to DrugMax, Inc., an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a principal shareholder. For the fiscal years ended March 31, 2002 and 2003, revenues of $47,956 and $169,261 respectively, were recorded from sales by the Company to Vertical HealthInc., an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a principal shareholder.

For the fiscal years ended March 31, 2002 and 2003, distribution revenues of approximately $0 and $5,077, respectively, were recorded from sales by the Company to Vertical Health, Inc., an affiliate of the Company

For the fiscal years ended March 31, 2002 and 2003, pharmacy benefit management revenues of approximately $1,914,593 and $3,364,590, respectively, were recorded from sales by the Company to CarePlus Health Plan, an affiliate of the Company’s board members Mssrs. Lawson and Zappala. Our wholly-owned subsidiary, Go2PBMServices, Inc., derives 100% of its revenues from this contract.

Trade Accounts Receivable/ Trade Accounts Payable—Amounts due to affiliates and amounts due from affiliates represent balances owed by or amounts owed to the Company for sales occurring in the normal course of business. Amounts due to and amounts due from these affiliates are in the nature of trade payables or receivables and fluctuate based on sales volume and payments received.

As of March 31, 2002 and 2003, for the manufacturing segment, $73,895 and $18,297 was due from subsidiaries of Dynamic Health Products. $57,700 and $57,700, respectively, was due to DrugMax., $28,982 and $75,650 was due from VerticalHealth,Inc., and $59,380 and $59,380 was due from Careplus Health.

As of March 31, 2002 and 2003, for the distribution segment, $21,534 and $10,470 was due to DrugMax.

As of March 31, 2002 and 2003, for the pharmacy benefit management segment, $265,292 and $391,743 was due from CarePlus Health.

Lease / Debt Obligations—For each of the years ended March 31, 2002 and 2003, rent expense of $192,000 and $207,597 was paid to Dynamic Health Products, Inc. The Company and Dynamic are parties to a ten-year, triplenet operating lease that expires in the year 2009. Monthly rents are approximately $17,000 per month.

In September 1999, the Company issued 150,000 shares of redeemable series A preferred stock to Dynamic Health Products, Inc. in satisfaction of $1,500,000 of outstanding liabilities. The shares of preferred stock were subsequently transferred to JB Capital Corp., a company affiliated with our Chairman, Jugal K. Taneja. Holders of redeemable series A preferred stock vote together with the holders of common stock with respect to all matters as to which such shareholders vote, with each share of redeemable series A preferred stock entitled to one vote. In the event of liquidation, dissolution or winding-up of our operations, holders of redeemable series A preferred stock will be paid an amount equal to $10.00 per share of redeemable series A preferred stock before any payment is made with respect to our common stock. The redeemable series A preferred stock pays dividends at the rate of 10% per annum, which is cumulative from the date of issuance and payable quarterly commencing March 31, 2001. For the years ended March 31, 2002 and 2003, $150,000 and $120,013 of accrued preferred dividends were paid to JB Capital Corp. As of March 31, 2002, the holders of the preferred stock had the right to redeem approximately 17,500 shares based upon the redemption formula utilizing positive net income attained February and March 2002. For the year ended March 31, 2003, the holders had redeemed 75,000 shares which includes the 17,500 shares pending redemption as of March 31, 2002; in addition, as of March 31, 2003, the holders of the preferred stock had the right to redeem another approximately 27,500 shares. Positive net income is defined as net income/(loss) as adjusted for depreciation, amortization and other non-cash charges. The Company has agreed with the holders of the preferred stock to a sliding scale redemption plan based on monthly positive net income. The monthly redemption schedule is as follows:

Monthly positive net income as (defined):	Payment due
$-0– – $24,999	$-0-
$25,000 – $124,999	$25,000
$125,000 – $224,999	$50,000
$225,000 – $324,999	$75,000
$325,000 – $424,999	$100,000

An additional $25,000 will be paid to the holders of the preferred stock for each additional $100,000 of cash basis net income, as defined, above $424,999 until such time that all preferred stock is redeemed.

1. ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or inability to serve. The following nine individuals currently serve on the Board of Directors and all have been nominated for re-election:

Jugal K. Taneja

Mihir K. Taneja

Dr. Kotha S. Sekharam

Dr. Barry Dash

Mr. Shan Shikarpuri

George L. Stuart, Jr.

Joseph Zappala

All of the foregoing nominees have consented to serve as a director, if elected.

JUGAL K. TANEJA has served as our Chairman of the Board since June 1998. Until June 1998, he also served as Chief Executive Officer for Dynamic. From November 1991 until December 1998, he also served as the Chairman of the Board and Chief Executive Officer of NuMed Home Health Care, Inc., a provider of home health care services and contract staffing of health care employees. From June 1993 until March 1998, he was also the Chief Executive Officer of National Diagnostics, Inc., a provider of medical diagnostic services. NuMed Home Health Care, Inc and National Diagnostics, Inc., are publicly traded companies. Since April 1996, Mr. Taneja is also a Director of DrugMax, Inc., a public company operating as an online business to business wholesaler and retailer of pharmaceuticals, over-the-counter drugs, health and beauty care products and private label dietary supplements. Mr. Taneja is also a director of Eonnet Media,Inc., a public company. Although he devotes substantial time to our operations and business, Mr. Taneja does not devote his full time to our business. Mr. Taneja is the father of Mihir K. Taneja, our chief executive officer.

MIHIR K. TANEJA has served as our Chief Executive Officer, Secretary and a Director since November 1999. Prior to this he served as our Vice President of Marketing since June 1998. He also served as Dynamic’s Vice President of Marketing from July 1996 to November 1999. Prior to joining Dynamic, Mr. Taneja served as a market and financial analyst for Bancapital Corporation from 1994 to 1996. Mr. Taneja holds Bachelor of Arts degrees in finance and marketing from the University of Miami. Mr. Taneja is the son of Jugal K. Taneja, the Company’s Chairman of the Board.

DR. KOTHA S. SEKHARAM currently serves as our President and a Director. Prior to this, Dr. Sekharam was a founder and director of Nu-Wave Health Products, Inc., a developer and manufacturer of over-the-counter analgesic roll-ons and creams, dietary supplements and health and beauty care products. Dynamic acquired 80% of Nu-Wave in September 1995 and the additional 20% of Nu-Wave in July 1997. Dr. Sekharam served as President of Nu-Wave from June 1996 through March 1998 and Vice President of Nu-Wave from September 1995 until June 1996. From 1992 until September 1995, he served as Director of Research and Development of Energy Factors, Inc., our predecessor. He has served as President of Dynamic since June 1996 and served as our President since June 1998. Presently, he continues to serve as our President and as President of Dynamic. Dr. Sekharam holds a Ph.D. in food sciences from Central Food Technological Research Institute, Mysore, India, a United Nations university center and has been employed in the food and health industry since 1982.

DR. BARRY H. DASH has served as a Director since January , 2004. In addition, Dr. Dash has been President of Dash Associates, LLC since 1995, where he provides consulting to the pharmaceutical and Health and Beauty Aid industries. Prior to this he served for 13 years as a Vice President of American Home Products Corporation, Whitehall-Robins Healthcare. Dr. Dash holds a Ph. D. in Medicinal Chemistry and Pharmaceutics, M.S. in Pharmacy, and a B,S, in Pharmaceutical Sciences.

SHAN SHIKAPURI has served as a Director since November, 2003. In addition, he is the founding principal of his Palm Harbor firm, Shan Shikapuri & Associates, P.A., which has been doing business in Florida for the past twenty years. Shan Earned three degrees from Florida State University, has taught accounting and income tax law at the University of South Florida and the University of Virginia, and has trained auditors at the Office of inspectors General in Washington, D.C., He is a past president of the Palm Harbor Chamber of Commerce, is active in many civic organizations and is a frequent speaker on tax and accounting issues. Shan is a member of the Tampa Bay Regional Planning Council representing Pinellas County. He has served on the board of directors of the Suncoast Chapter of the Florida Institute of CPAs and is currently on the board of numerous privately held corporations and not-for-profit organizations in the Tampa Bay area.

JOSEPH ZAPPALA has served as a Director since December 1, 2000. Since January 1995, Mr. Zappala has served as Chairman and a member of the board of managers of CarePlus, LLC, a growing Medicaid and Child Health Plus health maintenance organization. Mr. Zappala was appointed by United States President George Bush and served as the United States Ambassador to Spain from 1989 to 1992. Mr. Zappala has been a Florida-based business executive for over 35 years with experience in various industries, including healthcare, banking, real estate and manufacturing.

GEORGE L. STUART, JR. has served as a Director since March 2000. Mr. Stuart is the President of George Stuart & Associates, a management consulting firm. In addition, Mr. Stuart was the Chief Executive Officer of DoctorSurf.com, Inc. from December 1, 1999 to July 2000. From July 1997 to December 1999, Mr. Stuart was Vice President and a Director of Leapfrog Smart Products, Inc., a high-technology smart card development company in Orlando, Florida. From January 1995 to July 1997, Mr. Stuart was a partner in Stuart/Cloud Enterprises, Ltd. A government relations business development and organizational consulting firm in Tallahassee, Florida. Mr. Stuart was a Florida State Senator from 1978 through 1990. From January 1991 to January 1995, Mr. Stuart served as the Secretary and Chief Executive Officer of the State of Florida’s Department of Business and Professional Regulation. Mr. Stuart holds a B.A. degree in Economics from the University of Florida and an M.B.A. from Harvard University’s Graduate School of Business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF THE FOREGOING NOMINEES AS DIRECTORS.

Stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. The Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

2. APPROVAL OF AMENDMENT TO EMPLOYEE STOCK OPTION PLAN TO PROVIDE ADDITIONAL SHARES

During September 1999, the Board of Directors adopted the 1999 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract, retain, develop and reward superior executive talent by encouraging ownership of the Company’s common stock by the Company’s officers, directors and other employees. The Plan authorizes the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986, and Non-Statutory Stock Options to purchase common stock. All employees of the Company and its subsidiaries are eligible to participate in the Plan. The Plan also authorizes the granting of Non-Statutory Stock Options to non-employee directors and consultants of the Company. Unless sooner terminated, the Plan will expire in September 2009.

The Board of Directors has adopted by unanimous written consent, subject to stockholder approval at the Meeting, an amendment to the Plan (the “Plan Amendment”), to increase the number of shares of Common Stock authorized for issuance pursuant to the Plan to 1,500,000 shares for the Employee Stock Option Plan.

The Plan was amended in the prior year, based on the fiscal 2002 Proxy and related stockholder approval received authorizing the issuance of up to 1,000,000 shares of the Company’s Common Stock pursuant to stock option issuances for the Employee Stock Option Plan. Of the shares of Common Stock available for issuance under the Plan, the Company has outstanding as of March 31, 2003 stock options covering 865,000 shares of Common Stock leaving a total of 135,000 shares available for issuance under the Employee Plan. An increase of 500,000 shares is considered necessary and in the best interest of the shareholders in order that the Company can continue to incentivize its current employees to align their interests with the interests of the shareholders, and retain existing employees as well as attract new employees.

The Board of Directors has unanimously approved the Plan Amendment to increase the Employees Plan to 1,500,000 total number of shares of Common Stock which may be issued pursuant to the Plan. All other terms of the Plan as previously amended shall remain the same. Approval of the Plan Amendment will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. If the Plan Amendment is not approved, the Plan will continue in full force without the Plan Amendment. Complete copies of the Plan, including the Plan Amendment can be obtained from the Secretary of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN.

3. APPROVAL OF AMENDMENT TO NON-EMPLOYEE STOCK OPTION PLAN TO PROVIDE ADDITIONAL SHARES

During September 1999, the Board of Directors adopted the 1999 Non-Employee Stock Option Plan (the “Plan”). The purpose of the Plan is to attract, retain, develop and reward superior executive talent by encouraging ownership of the Company’s common stock by the Company’s directors and other consultants. The Plan authorizes the granting of Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986, and Non-Statutory Stock Options to purchase common stock. The Plan authorizes the granting of Non-Statutory Stock Options to non-employee directors and consultants of the Company. Unless sooner terminated, the Plan will expire in September 2009.

The Board of Directors has adopted by unanimous written consent, subject to stockholder approval at the Meeting an amendment to the Plan (the “Plan Amendment”), to increase the number of shares of Common Stock authorized for issuance pursuant to the Plan to 1,000,000 shares for the Non-Employee Stock Option Plan.

The Plan was amended in the prior year, based on the fiscal 2002 Proxy and related stockholder approval received authorizing the issuance of up to 500,000 shares of the Company’s Common Stock pursuant to stock option issuances for the Non-Employee Stock Option Plan. Of the shares of Common Stock available for issuance under the Plan, the Company has outstanding as of March 31, 2003, stock options covering 457,000 shares of Common Stock for the Non-Employees Plan leaving a total of 43,000 shares available for issuance under the Non-Employee Plan. An increase of 500,000 shares total for the Non-Employee Plan, is considered necessary and in the best interest of the shareholders in order that the Company can continue to incentivize its current directors and consultants to align their interests with the interests of the shareholders.

The Board of Directors has unanimously approved the Plan Amendment to increase the Non-Employee Plan to 1,000,000 total number of shares of Common Stock which may be issued pursuant to the Plan. All other terms of the Plan as previously amended shall remain the same. Approval of the Plan Amendment will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. If the Plan Amendment is not approved, the Plan will continue in full force without the Plan Amendment. Complete copies of the Plan, including the Plan Amendment can be obtained from the Secretary of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN.

4. APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

General

The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment the Company’s Certificate of Incorporation, as amended, to change the name of the Company to GeoPharma, Inc. The name change will become effective when the Amended Certificate is filed with the Secretary of State of the State of Florida. The Company intends to file the Amended Certificate promptly after the stockholders approve the name change.

Purpose

The Board of Directors believes that the name change would be in the best interests of the Company because the new name better reflects the long-term strategy of being an OTC and generic drug manufacturer.

Vote Required; Recommendation of Board of Directors

The Board of Directors has unanimously approved the Restated Certificate and the proposal to change the name of the Company to GEOPHARMA, INC. Innovative Companies, Inc. The affirmative vote of the holders of a majority of all outstanding shares of the Company’s Common Stock, and entitled to vote at the Meeting in person or by proxy, will be required for approval of the amendment to the Company’s Certificate of Incorporation, as amended. If the name change is not approved, the Company’s name will continue to be Innovative Companies, Inc.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO GEOPHARMA, INC.

5. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Brimmer, Burek & Keelan has acted as the Company’s independent public accountants since the fiscal year ended March 31, 2000, and has been appointed by the Board to continue as the Company’s independent auditors for the fiscal year ended March 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. Brimmer, Burek & Keelan has no interest, financial or otherwise, in the Company.

A representative of Brimmer, Burek & Keelan is not expected to be present at the Annual Meeting.

The proxy holders intend to vote the shares represented by proxies to ratify the Board of Directors’ selection of Brimmer, Burek & Keelan as the Company’s independent auditors for the fiscal year ending March 31, 2003.

Audit and Related Fees

Audit Fees. The aggregate fees billed by BBK, for professional services rendered for the audit of the Company’s annual financial statements for the year ended March 31, 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB during that fiscal year were $37,500.

Financial Information Systems Design and Implementation Fees. The Company did not engage BBK to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2003.

All Other Fees. The aggregate fees billed by BBK for services rendered to the Company, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended March 31, 2003 were $9,000, which fees primarily relate to the filing of the Company’s corporate tax return.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BRIMMER, BUREK & KEELAN AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

6. APPROVAL OF THE POTENTIAL ISSUANCE TO LAURUS MASTER FUND, LTD. OF THE SHARES OF COMMON STOCK UNDERLYING THE 6% SECURED CONVERTIBLE TERM NOTE, SERIES A CONVERTIBLE PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS DESCRIBED IN THIS PROPOSAL NO. 6, WHICH WILL RESULT IN THE POTENTIAL ISSUANCE OF SHARES REPRESENTING 20% OR MORE OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING BEFORE SUCH ISSUANCE.

Rule 4350(i) of the National Association of Securities Dealers, Inc. (the “NASD”) requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the stock. If, however, shareholder approval is not obtained, the issuer would not be permitted to issue any shares above the 20% threshold.

The Financing

On January 30, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the “Laurus”), under which the Company issued and sold to Laurus in a private placement (i) a $5,000,000 principal amount 6% Secured Convertible Term Note due January 29, 2007 (the “Term Note”), (ii) warrants to purchase 150,000 shares of common stock; 75,000 warrants are at a price equal to $7.34, 50,000 warrants are at a price equal to $7.98 and 25,000 warrants are at a price equal to $8.62. and all of which are exercisable until January 29, 2011 (the “Term Note Warrants”). The Company used proceeds from this financing in the amount of $1,206,756 to pay off its loans with First Community Bank of America.

On February 10, 2004, the Company entered into a Securities Purchase Agreement, with Laurus Master Fund, Ltd., under which the Company issued and sold to Laurus in a private placement (i) $5,000,000 of 6% Series A Preferred Stock of its subsidiary that is convertible into shares of common stock of the Company (the “Series A”), (ii) warrants to purchase 150,000 shares of common stock; 75,000 warrants are at a price equal to $7.25, 50,000 warrants are at a price equal to $7.88 and 25,000 warrants are at a price equal to $8.51. and all of which are exercisable until February 10, 2011 (the “ Series A Warrants”).

On March 5, 2004, the above-referenced two transactions fixed conversion prices were adjusted to $6.25.

The issuance of Term Note, Term Note Warrants, Series A, and Series A Warrants to Laurus is referred to herein as the “Financing.”

The net proceeds will be used for the expansion of the Company’s generic and branded drugs as well as for working capital.

The Term Note

The principal amount of the Term Note is repayable at the rate of $151,515.15 per month, commencing on July 1, 2004 and may be paid, at the Company’s option (i) in cash with a 1% premium; or (ii) in shares of common stock if closing price of the common stock on the day prior to the repayment date is at least $6.63. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $6.25. The 6% Interest on the Term Note is payable monthly commencing March 1, 2004 and may be paid, at the Company’s option, in (i) cash, or (ii) shares of common stock, assuming the principal payment for the month is paid in stock. The Interest on the Term Note will be adjusted: if (i) the Company shall have registered the shares of the Company’s common stock underlying the conversion of the Term Note and Term Note Warrant issued to Holder on a registration statement declared effective by the SEC, and (ii) the volume weighted average price of the Common Stock for the 10 trading days immediately preceding exceeds the then applicable fixed conversion price in such percentages as outlined in the table below, the Interest Rate for the succeeding calendar month shall be decreased by one hundred basis points (1.00%) for each twenty five percent (25%) incremental increase above the fixed conversion price as per the following example:

100% or less of applicable Fixed Conversion Price	Interest Rate
125% of the applicable Fixed Conversion Price	Interest Rate minus 1.00%
150% of the applicable Fixed Conversion Price	Interest Rate minus 2.00%
175% of the applicable Fixed Conversion Price	Interest Rate minus 3.00%

In no event shall the Interest Rate be less than zero (0.00%)

If the average closing price of the common stock for five consecutive trading days is greater than $7.19 (115% of the conversion price), the Company may require that the holder covert into common stock an amount of principal, accrued interest and fees due under the Term Note equal to a maximum of 30% of the aggregate dollar trading volume of the common stock for such five consecutive trading days. The Company may only make one such conversion demand every ten trading days. The Term Note may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the Term Note may require the Company to convert all or a portion of the Term Note, together with interest and fees thereon. The number of shares to be issued shall equal the total amount to be converted, divided by $6.25.

If an Event of Default (as defined below) occurs and is continuing the holder may make all sums of principal, interest and other fees payable. In the event of such an acceleration, the amount due and owing to the holder shall be 120% of the outstanding principal amount of the Term Note (plus accrued and unpaid interest and fees, if any). The occurrence of any of the following events is an “Event of Default”:

•	Failure to Pay Principal, Interest or other Fees.

•	Breach of Covenant. The Company breaches any material covenant in the Term Note and such breach continues for 30 days.

•	Breach of Representations and Warranties. Any material representation or warranty is materially false and not cured for 10 days.

•	Receiver or Trustee. The Company makes an assignment for the benefit of creditors.

•	Judgments. Any money judgement in excess of $250,000.

•	Bankruptcy.

•	Stop Trade. An SEC stop trade or principal market suspension for 5 days.

•	Failure to Deliver Common Stock or Replacement Note.

The conversion price of the Term Note and the exercise price of the Warrants are subject to customary anti-dilution rights. In addition, if the Company issues common stock at a price less than $6.25, except for shares of common stock to be issued to Midsummer Capital, Ltd and Omicron Master Trust, then the conversion price of the Term Note and the exercise price of the Warrants shall be reduced to such lower price.

In addition, the Company has granted a security interest to Laurus in all of its assets until the Term Note obligations are satisfied.

The Series A

The stated value of the Series A is $5,000,000. 6% Dividends on the Series A is payable monthly commencing March 1, 2004 and may be paid, at the Company’s option, in (i) cash at a 1% premium, or (ii) shares of common stock. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $6.25. If the average closing price of the common stock for five consecutive trading days is greater than $7.19 (115% of the conversion price), the Company may require that the holders convert their Series A into an amount of face value, accrued dividends and fees due under the Series A equal to a maximum of 30% of the aggregate dollar trading volume of the common stock for such five consecutive trading days. The Company may only make one such conversion demand every ten trading days. The Series A may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The Series A has no voting rights and ranks senior to any class or series of capital stock (unless where such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series A). Upon the dissolution, liquidation or winding-up, whether voluntary or involuntary, the holder of the Series A shall be entitled to receive before any payment or distribution, out of the assets available for distribution to stockholders, the stated value per share of Series A then outstanding and all accrued and unpaid dividends to and including the date of payment thereof. The Series A has the exact same Event of Defaults as the Term Note described above.

The net proceeds of this offering are placed in a restricted account and pledged as collateral against any portion of Series A that has not been converted or redeemed.

Other Terms

Laurus is not permitted to convert and/or exercise the Term Note, Term Note Warrants, Series A, or Series A Warrants into shares of common stock if such conversion/and or exercise would give Laurus beneficial ownership of more than 4.99% of the outstanding shares of common stock of the Company. This limitation may be waived upon 75 days notice by Laurus or upon an Event of Default. Although, Laurus may not hold more than 4.99% at any one time, the Company intends to register all of the common stock underlying the above-referenced securities because Laurus can hold and sell as many times as it wants without reaching this limitation. In addition, the Company is prohibited from issuing more than 19.9% of its common stock unless shareholder approval is obtained.

Laurus has registration rights for the common stock underlying the above-referenced securities. The Company is required to file a registration statement to register the underlying stock for the above-referenced securities within 30 days of March 5, 2004 and to use its best efforts to go effective within 120 days of such date. The Company intends to register 150% of the common stock issuable upon conversion and exercise of all of the above-reference securities, which will be approximately 2.5 million shares.

The Company has filed all of the above-referenced documents as Exhibits to its Form 8-K filed on February 11, 2004.

Possible Issuance of More than 20%

Immediately prior to issuing the above-referenced securities to Laurus, there were 7,771,308 shares of common stock outstanding, of which approximately 1,554,262 shares represented 20% of the number of shares of common stock then outstanding.

The total number of shares of common stock that may be issued by the Company in connection with the Financing is dependent upon, among other things, whether the Term Note and Series A are converted or the Warrants are exercised, whether the principal and/or interest or dividends on the securities is paid in cash or common stock and the market price of the common stock used in calculating any such payments, and whether or not the antidilution adjustment provisions of such securities come into effect. Based on a current conversion price of $6.25 for the Term Note, we would be required to issue approximately 800,000 shares of common stock. Based on a current conversion price of $6.25 for the Series A, we would be required to issue approximately 800,000 shares of common stock. An aggregation of these two issuances would exceed the Nasdaq 20% share limitation. Pursuant to the Purchase Agreement, the Company agreed to seek stockholder approval of the possible issuance to the Investors or their transferees of shares in excess of the Nasdaq 20% share limitation.

Board Recommendations; Reasons

The Board of Directors believes that it is in the Company’s best interest for Laurus to be able to convert its Term Note, and Series A and exercise their Term Note Warrants and Series A Warrants and for the Company to be able to pay principal and interest/dividends in common stock for an aggregate amount of common stock that may exceed the Rule 4350(i) NASD 20% share limitation. Approval of this Proposal No. 6 by the shareholders would satisfy the shareholder approval requirements of Rule 4350(i) NASD.

If shareholder approval is not obtained and the Rule 4350(i) NASD 20% share limitation was reached, the Company would be forced to pay principal and interest in cash. If the Company is forced to pay principal and interest/or dividend in cash rather than common stock, the amount of cash available to fund its operations would be reduced. In addition, if shareholder approval is not obtained, Laurus would be prohibited from converting or exercising their securities if in doing so exceeded the 20% limitation, it is likely that the value of the securities would be reduced. Any reduction in the value of the Company’s securities may make it more difficult to raise any additional financing in the future.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVING THE POSSIBLE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S COMMON STOCK IN CONNECTION WITH THE FINANCING.

7. APPROVAL OF THE POTENTIAL ISSUANCE TO MIDSUMMER CAPITAL, LTD AND OMICRON MASTER TRUST OF THE SHARES OF COMMON STOCK UNDERLYING THE SERIES B CONVERTIBLE PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS DESCRIBED IN THIS PROPOSAL NO. 7, WHICH WILL RESULT IN THE POTENTIAL ISSUANCE OF SHARES REPRESENTING 20% OR MORE OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING BEFORE SUCH ISSUANCE.

Rule 4350(i) of the National Association of Securities Dealers, Inc. (the “NASD”) requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the stock. If, however, shareholder approval is not obtained, the issuer would not be permitted to issue any shares above the 20% threshold.

On March 5, 2004, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Midsummer Capital Ltd. and Omicron Master Trust (collectively the “Purchasers”), under which the Company issued and sold to the Purchasers in a private placement (i) $5.0 million of Series B Preferred Stock that is convertible into shares of common stock of the Company (“Series B”) at a conversion price of $6.00 per share; and (ii) warrants to purchase 131,250 shares of common stock at $6.29 and 131,250 shares of common stock at $6.57.

The net proceeds will be used for the expansion of the Company’s generic and branded drugs as well as for working capital.

The Series B

The aggregate stated value of the Series B is $5,000,000. Dividends on the Series B are payable quarterly on March 1, June 1, September 1 and December 1 and may be paid, at the Company’s option, in (i) cash, or (ii) upon 20 days notice, in shares of common stock valued at 95% of the average of the 20 days volume weighted average price immediately prior to the dividend. The Purchasers are entitled to receive cumulative dividends at the rate of 6% per annum until the third anniversary, 8% per annum from the third until the fourth anniversary of the issue date, 11% per annum from the fourth until the fifth anniversary of the issue date and 14% per annum thereafter. The Purchasers may convert the Series B into shares of common stock at a conversion price of $6.00 per share. The Company may force the Purchasers to convert the Series B if the volume weighted average price for 10 consecutive trading days exceeds 250% of $6.00. The Company may redeem the Series B at any time from the third anniversary until the fourth at a rate of 120%, from the fourth anniversary until the fifth at a rate of 110% and from the fifth anniversary until the sixth at a rate of 105%. The Series B has no voting rights and ranks junior to the Company’s Series A and senior to all other securities. In the event of one of the following events, the amount due and owing to the holder shall be 120% of the outstanding stated value (plus accrued and unpaid interest and fees, if any):

•	failure to deliver shares upon conversion after 5 days

•	failure to pay for buy-in within 5 days after notice

•	failure to cure a breach of covenant/warranty after 30 days

•	redeems junior securities

•	bankruptcy

At the option of the holder, the Company (i) must redeem all Series B at a conversion price equal to 75% of the 10 volume weight average price prior to notice; or (ii) increase the dividend to 18% if :

•	Registration statement is not effective after 180 days from closing

•	Company fails to have a sufficient number of authorized common stock to convert the Series A

•	Company’s stock is delisted

Other Terms

The Purchasers are not permitted to convert and/or exercise the Series B, or warrants into shares of common stock if such conversion/and or exercise would give the Purchasers beneficial ownership of more than 4.99% of the outstanding shares of common stock of the Company.

In addition, the Purchasers have registration rights for the common stock underlying the above-referenced securities.

Possible Issuance of More than 20%

Immediately prior to issuing the above-referenced securities to the Purchasers, there were 7,771,308 shares of common stock outstanding, of which approximately 1,554,262 shares represented 20% of the number of shares of common stock then outstanding.

The total number of shares of common stock that may be issued by the Company in connection with the Financing is dependent upon, among other things, whether the Series B is converted or the Warrants are exercised, whether the dividends on the securities is paid in cash or common stock and the market price of the common stock used in calculating any such payments, and whether or not the antidilution adjustment provisions of such securities come into effect. Based on a current conversion price of $6.00 for the Series B, we would be required to issue approximately 833,333 shares of common stock, excluding dividends. Although this number is below the Nasdaq 20% share limitation, the Company agreed to seek stockholder approval of the possible issuance to the Purchaser or their transferees of shares in excess of the Nasdaq 20% share limitation.

Board Recommendations; Reasons

The Board of Directors believes that it is in the Company’s best interest for the Purchasers to be able to convert their Series B and exercise Warrants and for the Company to be able to pay dividends in common stock for an aggregate amount of common stock that may exceed the Rule 4350(i) NASD 20% share limitation. Approval of this Proposal No. 7 by the shareholders would satisfy the shareholder approval requirements of Rule 4350(i) NASD.

If shareholder approval is not obtained and the Rule 4350(i) NASD 20% share limitation was reached, the Company would be forced to pay dividends in cash. If the Company is forced to pay dividends in cash rather than common stock, the amount of cash available to fund its operations would be reduced. In addition, if shareholder approval is not obtained, the Purchasers would be prohibited from converting or exercising their securities if in doing so exceeded the 20% limitation, it is likely that the value of the securities would be reduced. Any reduction in the value of the Company’s securities may make it more difficult to raise any additional financing in the future.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVING THE POSSIBLE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S COMMON STOCK IN CONNECTION WITH THE FINANCING.

8. OTHER BUSINESS

The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR

PRESENTATION AT THE 2003 ANNUAL MEETING

Any stockholder intending to present a proposal at the 2004 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission and the Company’s By-Laws, submit such proposal to Mihir K. Taneja, Secretary, in writing no later than                      , 2004. The complete By-Law provisions governing stockholder proposals are available to any stockholder without charge upon request from the Secretary of the Company.

A copy of the Company’s Form-10KSB for the year ended March 31, 2003 (the “10KSB”), including financial statements, accompanies this proxy statement which was filed with the Securities and Exchange Commission on June 30, 2003. Stockholders may obtain a copy of this report, without charge, by writing to: Innovative Companies, Inc. 6950 Bryan Dairy Road, Largo, Florida 33777

By Order of the Board of Directors,

/s/ Mihir K. Taneja

Mihir K. Taneja Chief Executive Officer

Dated:                      , 2004

Appendix A

CHARTER OF THE

GOVERNANCE & NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

ORGANIZATION AND FUNCTIONING

There shall be a committee of the Board of Directors to be known as the Governance and Nominating Committee (the “Committee”).

1. Composition, Meetings, and Quorum

The Committee shall be comprised of at least three Directors who shall be appointed initially by the Board and thereafter by the Board after considering the recommendation of the Committee. The Committee shall only include Directors who satisfy the independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market. The Board shall designate one member of the Committee as its Chairman. Members of the Committee shall serve until their resignation, retirement, removal by the Board or until their successors are appointed.

The Committee shall meet at least two times per each year with authority to convene additional meetings as circumstances require. The meetings may be held by teleconference with the same authority as in-person meetings. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee. Voting or approval of matters may occur either in person, or via teleconference, facsimile, or electronic mail.

2. Reporting

The Secretary shall keep minutes of its proceedings. The minutes of a meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

At each meeting of the Board following a meeting of the Committee, the Chairman of the Committee shall report to the full Board on the matters considered at the last meeting of the Committee.

The Committee shall prepare and, through its Chair, submit periodic reports of the Committee’s work and findings to the Board of Directors; the Committee shall include recommendations for Board actions when appropriate.

3. Authority

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or any outside counsel or consultants to meet with any members of the Committee.

4. Staff

The Corporate Secretary, Assistant Secretary, or his or her assistant shall provide the Committee such staff support as it may require.

STATEMENT OF PURPOSE

The Committee’s goal is to provide guidance to and oversight of the Corporation’s governance and to assure that the composition, practices, and operation of the Board contribute to value creation and effective representation of the company Corporation’s shareholders.

SPECIFIC DUTIES AND RESPONSIBILITIES

The Committee has the following specific duties, in addition to any additional similar matters which may be referred to the Committee from time to time by the full Board or the Chairman or which the Committee raises on its own initiative:

1. Recommend Nominees for Election as Directors

The Committee shall recommend to the Board the Director nominees for the next annual meeting of shareholders and persons to fill vacancies in the Board that occur between meetings of shareholders. In carrying out this responsibility, the Committee shall:

(a)	Establish qualifications, desired background, and selection criteria for members of the Board of Directors in accordance with relevant law and Nasdaq Stock Market listing rules.

(b)	Consider nominees submitted to the Board by shareholders; and

(c)	Prior to recommending a nominee for election, determine that the election of the nominee as a Director would effectively further the policies set forth in the Governance Guidelines.

The Committee shall have the sole authority to retain and terminate any search firm used to identify director candidates and shall have sole authority to approve such search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2. Recommend Appointments to Board Committees

The Committee shall annually evaluate and make recommendations to the full Board of Directors concerning the number and accountability of Board Committees, and Committee assignments to the Board the Directors. The Committee shall consider the desired qualifications for membership on each

Committee, the availability of the Director to meet the time commitment required for membership on the particular committee and the extent to which there should be a policy of periodic rotation of Committee members.

3. Monitor and Evaluate Governance Guidelines and Committee Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Governance Guidelines for the purposes of: Determining whether the Guidelines are being effectively adhered to and implemented; Ensure that the Guidelines are appropriate for the Company and comply with applicable laws, regulations and listing standards; and Recommending any desirable changes in the Guidelines to the Board. The Committee shall monitor and evaluate annually how effectively the Board and the Company have implemented the policies and principles of the governance guidelines. In addition, the Committee shall consider any other corporate governance issues that may arise, from time to time, and develop appropriate recommendations to the Board.

BOARD OF DIRECTORS

Guidelines for Selection of Director Nominees

To discharge its duties in identifying and evaluating directors for selection to the Board and its committees, the Committee shall evaluate the overall composition of the Board as well as the qualifications of each candidate. In its evaluation process, the Committee shall take into account the following guidelines:

Criteria:

1. Decisions for nominating candidates shall be based on merit, qualifications, performance, competency, and the corporation’s business needs and shall comply with the corporation’s anti-discrimination policies and federal, state and local laws.

2. A majority of the entire Board shall be composed of independent directors, as defined by the Securities and Exchange Commission and the Nasdaq Stock Market.

3. The composition of the entire Board shall be taken into account when evaluating individual directors, including: the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of the corporation, its stockholders and employees.

4. Candidates shall be individuals of the highest professional and personal ethics and values and who possess significant experience or skills that will benefit the corporation and assist in discharging their duties as directors.

5. Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or would violate any applicable law or regulation.

6. Candidates shall be willing and able to devote sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number.

7. Candidates shall have the desire to represent and evaluate the interests of the corporation as a whole.

8. In conducting this assessment, the Committee considers diversity, age, skill, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability.

9. Any other criteria as determined by the Committee.

PROXY	PROXY

INNOVATIVE COMPANIES, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON                   , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mihir Taneja and Dr. Kotha S. Sekharam, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of Innovative Companies, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on                  , 2004 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-7

1.	ELECTION OF DIRECTORS —	For	Withhold
Nominees:
	Jugal K. Taneja	☐	☐
	Mihir K.Taneja	☐	☐
	Dr. Kotha S. Sekharam	☐	☐
	Dr. Barry Dash	☐	☐
	Mr. Shan Shikarpuri	☐	☐
	George L. Stuart, Jr.	☐	☐
	Joseph Zappala	☐	☐

(Except nominee(s) written above)
		For	Against	Abstain
2.	Proposal to approve amendment to the Company’s 1999 Employee Stock Option Plan.	☐	☐	☐

		For	Against	Abstain
3.	Proposal to approve amendment to the Company’s 1999 Non-Employee Stock Option Plan.	☐	☐	☐

		For	Against	Abstain
4.	Proposal to ratify change the name of of the Company.	☐	☐	☐

		For	Against	Abstain
5.	Proposal to ratify selection of Brimmer, Burek & Keelan	☐	☐	☐

		For	Against	Abstain
6.

To approve the possible issuance of shares of Company’s Common Stock in connection with the Company’s private placement to Laurus Master Fund, Ltd. common stock in an amount equal to more than 20% of the

Company’s total shares outstanding

immediately prior to the private placement.

		☐	☐	☐

		For	Against	Abstain
7.	To approve the possible issuance of shares of Company’s Common Stock in connection with the Company’s private placement to MidSummer Capital, Ltd and Omicron Master Trust of Common Stock in an amount equal to more than 20% of the Company’s total shares outstanding immediately prior to the private placement.	☐	☐	☐

If you plan to attend the Annual Meeting please mark this box  ☐

Dated: ,	2004

Signature

Name (printed)

Title

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

FOLD AND DETACH HERE